                                                                    Exhibit 23.2

                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

      As independent chartered accountants, we hereby consent to the use of our report dated August 10, 1999 on the consolidated financial statements of British Sky Broadcasting Group plc and its subsidiaries (and to all references to our Firm) included in or made a part of this registration statement.

                                          Arthur Andersen

London, England
June 19, 2000